Exhibit 99.4
CCO Holdings, LLC
CCO Holdings Capital Corp.

Consolidated Financial Statements
For the three months ended March 31, 2016 and 2015

CCO HOLDINGS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,272	$5
Accounts receivable, less allowance for doubtful accounts of
$17 and $21, respectively	239	264
Prepaid expenses and other current assets	73	55
Total current assets	1,584	324

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net of accumulated
depreciation of $6,919 and $6,509, respectively	8,267	8,317
Franchises	6,006	6,006
Customer relationships, net	800	856
Goodwill	1,168	1,168
Total investment in cable properties, net	16,241	16,347

LOANS RECEIVABLE - RELATED PARTY	1,008	693
OTHER NONCURRENT ASSETS	113	116

Total assets	$18,946	$17,480

LIABILITIES AND MEMBER'S EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,453	$1,476
Payables to related party	322	331
Total current liabilities	1,775	1,807

LONG-TERM DEBT	15,346	13,945
LOANS PAYABLE - RELATED PARTY	341	333
DEFERRED INCOME TAXES	28	28
OTHER LONG-TERM LIABILITIES	49	45

MEMBER'S EQUITY:
Member's equity	1,418	1,335
Accumulated other comprehensive loss	(11)	(13)
Total member's equity	1,407	1,322

Total liabilities and member's equity	$18,946	$17,480

The accompanying notes are an integral part of these condensed consolidated financial statements.

CCO HOLDINGS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions)
Unaudited

	Three Months Ended March 31,
	2016	2015

REVENUES	$2,530	$2,362

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	1,671	1,581
Depreciation and amortization	539	514
Other operating expenses, net	18	18

	2,228	2,113

Income from operations	302	249

OTHER EXPENSES:
Interest expense, net	(200)	(242)
Loss on derivative instruments, net	(5)	(6)

	(205)	(248)

Income before income taxes	97	1

Income tax expense	—	(1)

Consolidated net income	97	—

Less: Noncontrolling interest	—	(10)

Net income (loss) - CCO Holdings member	$97	$(10)

CCO HOLDINGS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in millions)
Unaudited

	Three Months Ended March 31,
	2016	2015

Consolidated net income	$97	$—
Net impact of interest rate derivative instruments, net of tax	2	3

Comprehensive income	$99	$3

The accompanying notes are an integral part of these condensed consolidated financial statements.

CCO HOLDINGS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
Unaudited

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$97	$—
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	539	514
Noncash interest expense	7	8
Loss on derivative instruments, net	5	6
Other, net	24	21
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	26	28
Prepaid expenses and other assets	(18)	(26)
Accounts payable, accrued liabilities and other	34	(15)
Receivables from and payables to related party, including deferred management fees	(33)	(6)
Net cash flows from operating activities	681	530

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(429)	(351)
Change in accrued expenses related to capital expenditures	(56)	(76)
Other, net	(2)	(13)
Net cash flows from investing activities	(487)	(440)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	2,139	332
Repayments of long-term debt	(727)	(392)
Loans to related parties, net	(308)	(2)
Payments for debt issuance costs	(17)	—
Distributions	(14)	(12)
Net cash flows from financing activities	1,073	(74)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,267	16
CASH AND CASH EQUIVALENTS, beginning of period	5	—
CASH AND CASH EQUIVALENTS, end of period	$1,272	$16

CASH PAID FOR INTEREST	$190	$256

The accompanying notes are an integral part of these condensed consolidated financial statements.

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

1.    Organization and Basis of Presentation

Organization

CCO Holdings, LLC (“CCO Holdings”) is a holding company whose principal assets are the equity interests in its operating subsidiaries. CCO Holdings is a direct subsidiary of CCH II, LLC (“CCH II”), which is an indirect subsidiary of Charter Communications, Inc. (“Charter”) and Charter Communications Holding Company, LLC ("Charter Holdco"). The consolidated financial statements include the accounts of CCO Holdings and all of its subsidiaries where the underlying operations reside, which are collectively referred to herein as the “Company.” All significant intercompany accounts and transactions among consolidated entities have been eliminated. Charter and Charter Holdco have performed financing, cash management, treasury and other services for CCO Holdings on a centralized basis. Changes in member's equity in the consolidated balance sheets related to these activities have been considered cash receipts (contributions) and payments (distributions) for purposes of the consolidated statements of cash flows and are reflected in financing activities.

The Company is a cable operator providing services in the United States. The Company offers to residential and commercial customers traditional cable video programming, Internet services, and voice services, as well as advanced video services such as video on demand, high definition television, and digital video recorder (“DVR”) service. The Company sells its cable video programming, Internet, voice, and advanced video services primarily on a subscription basis. The Company also sells local advertising on cable networks and provides fiber connectivity to cellular towers and office buildings.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, certain information and footnote disclosures typically included in an Annual Report on Form 10-K have been condensed or omitted for this quarterly report. The accompanying condensed consolidated financial statements are unaudited and are subject to review by regulatory authorities. However, in the opinion of management, such financial statements include all adjustments, which consist of only normal recurring adjustments, necessary for a fair presentation of the results for the periods presented. Interim results are not necessarily indicative of results for a full year.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant judgments and estimates include capitalization of labor and overhead costs; depreciation and amortization costs; valuations and impairments of property, plant and equipment, intangibles and goodwill; income taxes; contingencies and programming expense. Actual results could differ from those estimates.

2.     Mergers and Acquisitions

TWC Transaction

On May 18, 2016, Charter closed on the Agreement and Plan of Mergers (the “Merger Agreement”) with Time Warner Cable Inc. ("TWC"), CCH I, LLC (“New Charter”), a wholly owned subsidiary of Charter prior to the closing of the Merger Agreement; Nina Corporation I, Inc., Nina Company II, LLC, a wholly owned subsidiary of New Charter; and Nina Company III, LLC, a wholly owned subsidiary of New Charter, pursuant to which the parties engaged in a series of transactions that resulted in Charter and TWC becoming wholly owned subsidiaries of New Charter (the “TWC Transaction,” and together with the Bright House Transaction described below, the "Transactions"), on the terms and subject to the conditions set forth in the Merger Agreement. After giving effect to the TWC Transaction, New Charter is the new public company parent that holds the operations of the combined companies and was renamed Charter Communications, Inc. Upon consummation of the TWC Transaction, each outstanding share of TWC common stock (other than TWC stock held by Liberty Broadband Corporation ("Liberty Broadband") and Liberty Interactive Corporation (collectively, the "Liberty Parties")), was converted into the right to receive $100 in cash and shares of New Charter Class A common stock ("New Charter common stock") equivalent to 0.5409 shares of Charter Class A common stock (the "Option A Election"). Each stockholder of TWC also had the option to elect to receive for each outstanding share of TWC common stock (other than TWC stock held by the Liberty Parties) $115 in cash and shares of New Charter common stock equivalent to 0.4562

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

shares of Charter common stock (the "Option B Election"). Out of approximately 285 million shares of TWC common stock outstanding as of the date of election, approximately 170 million shares elected the Option A Election and approximately 3 million shares elected the Option B Election. All shares as to which no election was made at or prior to the date of election were, by default, converted into the right to receive the Option A Election. Upon consummation of the TWC Transaction, each share of TWC common stock held by the Liberty Parties was converted into New Charter common stock. The total enterprise value of TWC was approximately $85 billion, including cash, equity and TWC debt assumed.

Bright House Transaction

On May 18, 2016, Charter closed on the definitive Contribution Agreement (the “Contribution Agreement”), as amended on May 23, 2015 in connection with the execution of the Merger Agreement, with Advance/Newhouse Partnership (“A/N”), A/NPC Holdings LLC, New Charter and Charter Holdings, the Company's wholly owned subsidiary, pursuant to which Charter became the owner of the membership interests in Bright House Networks, LLC (“Bright House”) and any other assets (other than certain excluded assets and liabilities and non-operating cash) primarily related to Bright House (the “Bright House Transaction”). At closing, Charter Holdings paid to A/N approximately $2 billion in cash, issued to A/N convertible preferred units of Charter Holdings with a face amount of $2.5 billion which pays a 6% coupon, approximately 31.0 million common units of Charter Holdings that are exchangeable into New Charter common stock on a one-for-one basis with a value of approximately $7 billion and one share of a new class of New Charter common stock.

Liberty Transaction and Debt Financing for the TWC Transaction and Bright House Transaction
In connection with the TWC Transaction, Charter and Liberty Broadband entered into an investment agreement, pursuant to which Liberty Broadband agreed to invest $4.3 billion in New Charter at the closing of the TWC Transaction to partially finance the cash portion of the TWC Transaction consideration. In connection with the Bright House Transaction, Liberty Broadband agreed to purchase at the closing of the Bright House Transaction $700 million of New Charter Class A common stock.

Charter financed the cash portion of the purchase price of the TWC Transaction and Bright House Transaction with additional indebtedness and cash on the companies’ balance sheets.  In 2015, Charter issued $15.5 billion CCO Safari II, LLC ("CCO Safari II") senior secured notes, $3.8 billion CCO Safari III, LLC ("CCO Safari III") senior secured bank loans and $2.5 billion CCOH Safari, LLC ("CCOH Safari") senior unsecured notes.  The net proceeds were initially deposited into escrow accounts. Upon closing of the TWC Transaction and release of the proceeds, the CCOH Safari notes became obligations of CCO Holdings and CCO Holdings Capital Corp. and the CCO Safari II notes and CCO Safari III credit facilities became obligations of Charter Communications Operating, LLC ("Charter Operating") and Charter Communications Operating Capital Corp., subsidiaries of CCO Holdings. CCOH Safari merged into CCO Holdings and CCO Safari II and CCO Safari III merged into Charter Operating. For the three months ended March 31, 2016, interest expense incurred by CCOH Safari, CCO Safari II and CCO Safari III was approximately $257 million.

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

3.    Franchises, Goodwill and Other Intangible Assets

As of March 31, 2016 and December 31, 2015, indefinite lived and finite-lived intangible assets are presented in the following table:

	March 31, 2016			December 31, 2015
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Indefinite-lived intangible assets:
Franchises	$6,006	$—	$6,006	$6,006	$—	$6,006
Goodwill	1,168	—	1,168	1,168	—	1,168
Other intangible assets	4	—	4	4	—	4

	$7,178	$—	$7,178	$7,178	$—	$7,178

Finite-lived intangible assets:
Customer relationships	$2,616	$1,816	$800	$2,616	$1,760	$856
Other intangible assets	176	86	90	173	82	91
	$2,792	$1,902	$890	$2,789	$1,842	$947

Amortization expense related to customer relationships and other intangible assets for the three months ended March 31, 2016 and 2015 was $60 million and $69 million, respectively.

The Company expects amortization expense on its finite-lived intangible assets will be as follows:

Nine months ended December 31, 2016	$177
2017	204
2018	169
2019	134
2020	96
Thereafter	110

$890

Actual amortization expense in future periods will differ from these estimates as a result of new intangible asset acquisitions or divestitures, changes in useful lives, impairments and other relevant factors.

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

4.    Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following as of March 31, 2016 and December 31, 2015:

	March 31, 2016	December 31, 2015

Accounts payable – trade	$121	$112
Accrued capital expenditures	240	296
Deferred revenue	100	96
Accrued liabilities:
Interest	172	167
Programming costs	468	451
Franchise related fees	57	65
Compensation	118	115
Other	177	174

	$1,453	$1,476

5.    Long-Term Debt

Long-term debt consists of the following as of March 31, 2016 and December 31, 2015:

	March 31, 2016		December 31, 2015
	Principal Amount	Accreted Value	Principal Amount	Accreted Value
CCO Holdings, LLC:
7.000% senior notes due January 15, 2019	$600	$594	$600	$594
7.375% senior notes due June 1, 2020	750	744	750	744
5.250% senior notes due March 15, 2021	500	496	500	496
6.500% senior notes due April 30, 2021	1,500	1,488	1,500	1,487
6.625% senior notes due January 31, 2022	750	740	750	740
5.250% senior notes due September 30, 2022	1,250	1,230	1,250	1,229
5.125% senior notes due February 15, 2023	1,000	991	1,000	990
5.125% senior notes due May 1, 2023	1,150	1,141	1,150	1,140
5.750% senior notes due September 1, 2023	500	495	500	495
5.750% senior notes due January 15, 2024	1,000	990	1,000	990
5.875% senior notes due April 1, 2024	1,700	1,683	—	—
5.375% senior notes due May 1, 2025	750	744	750	744
5.875% senior notes due May 1, 2027	800	794	800	794
Charter Communications Operating, LLC:
Credit facilities	3,263	3,216	3,552	3,502
Long-Term Debt	$15,513	$15,346	$14,102	$13,945

The accreted values presented above represent the principal amount of the debt less the original issue discount at the time of sale and deferred financing costs, plus the accretion of both amounts to the balance sheet date. However, the amount that is currently payable if the debt becomes immediately due is equal to the principal amount of the debt. The Company has availability under its credit facilities of approximately $1.2 billion as of March 31, 2016 and as such, debt maturing in the next twelve months is classified as long-term.

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

In February 2016, CCO Holdings and CCO Holdings Capital Corp. closed on transactions in which they issued $1.7 billion aggregate principal amount of 5.875% senior notes due 2024 (the "2024 Notes"). The net proceeds, along with the net proceeds from the issuance of the 2026 Notes (see Note 17), were used to redeem CCO Holdings’ 7.000% senior notes due 2019, 7.375% senior notes due 2020, 6.500% senior notes due 2021 and pay related fees and expenses and for general corporate purposes.

The payment obligations under the 2024 Notes are guaranteed on a senior unsecured basis by Charter, which guarantee was released upon completion of the TWC Transaction. They are senior debt obligations of CCO Holdings and CCO Holdings Capital Corp. and rank equally with all other current and future unsecured, unsubordinated obligations of CCO Holdings and CCO Holdings Capital Corp. The 2024 Notes are structurally subordinated to all obligations of subsidiaries of CCO Holdings, including the Charter Operating credit facilities.

CCO Holdings may redeem some or all of the 2024 Notes at any time at a premium. The optional redemption price declines to 100% of the respective series’ principal amount, plus accrued and unpaid interest, if any, on or after varying dates in 2019 through 2022.

In addition, at any time prior to April 1, 2019, CCO Holdings may redeem up to 40% of the aggregate principal amount of the 2024 Notes at a premium plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more equity offerings (as defined in the indenture); provided that certain conditions are met. In the event of specified change of control events, CCO Holdings must offer to purchase the outstanding CCO Holdings notes from the holders at a purchase price equal to 101% of the total principal amount of the notes, plus any accrued and unpaid interest.

6.    Loans Receivable (Payable) - Related Party

Loans receivable - related party as of March 31, 2016 consists of loans from the Company to CCOH Safari II, LLC, CCOH Safari, CCO Safari II and CCO Safari III of $99 million, $105 million, $719 million and $85 million, respectively. Loans payable-related party as of March 31, 2016 consists of loans from Charter Holdco and CCH II to the Company of $49 million and $292 million, respectively.

Loans receivable - related party as of December 31, 2015 consists of loans from the Company to CCOH Safari II, LLC, CCOH Safari, CCO Safari II and CCO Safari III of $96 million, $34 million $508 million and $55 million, respectively. Loans payable-related party as of December 31, 2015 consists of loans from Charter Holdco and CCH II to the Company of $48 million and $285 million, respectively.

7.     Accounting for Derivative Instruments and Hedging Activities

The Company uses interest rate derivative instruments to manage its interest costs and reduce the Company’s exposure to increases in floating interest rates. The Company manages its exposure to fluctuations in interest rates by maintaining a mix of fixed and variable rate debt. Using interest rate derivative instruments, the Company agrees to exchange, at specified intervals through 2017, the difference between fixed and variable interest amounts calculated by reference to agreed-upon notional principal amounts. The Company does not hold or issue derivative instruments for speculative trading purposes.

The effect of interest rate derivatives on the Company’s condensed consolidated balance sheets is presented in the table below:

	March 31, 2016	December 31, 2015

Accrued interest	$2	$3
Other long-term liabilities	$14	$10
Accumulated other comprehensive loss	$(11)	$(13)

The Company holds interest rate derivative instruments not designated as hedges which are marked to fair value, with the impact recorded as a gain or loss on derivative instruments, net in the Company's condensed consolidated statements of operations. While these interest rate derivative instruments are not designated as cash flow hedges for accounting purposes, management continues

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

to believe such instruments are closely correlated with the respective debt, thus managing associated risk. These interest rate derivative instruments were de-designated in 2013 and the balance that remains in accumulated other comprehensive loss for these interest rate derivative instruments is being amortized over the respective lives of the contracts and recorded as a loss within loss on derivative instruments, net in the Company's condensed consolidated statements of operations. The estimated net amount of existing losses that are reported in accumulated other comprehensive loss as of March 31, 2016 that is expected to be reclassified into earnings within the next twelve months is approximately $7 million.

The effects of interest rate derivative instruments on the Company’s condensed consolidated statements of operations is presented in the table below.

	Three Months Ended March 31,
	2016	2015

Loss on derivative instruments, net:
Change in fair value of interest rate derivative instruments not designated as cash flow hedges	$(3)	$(3)
Loss reclassified from accumulated other comprehensive loss into earnings as a result of cash flow hedge discontinuance	(2)	(3)
	$(5)	$(6)

As of March 31, 2016 and December 31, 2015, the Company had $1.1 billion in notional amounts of interest rate derivative instruments outstanding. In December 2016, $250 million of currently effective swaps expire and therefore the notional amount of currently effective interest rate swaps will decrease. The notional amounts of interest rate instruments do not represent amounts exchanged by the parties and, thus, are not a measure of exposure to credit loss. The amounts exchanged were determined by reference to the notional amount and the other terms of the contracts.

8.    Fair Value Measurements

The accounting guidance establishes a three-level hierarchy for disclosure of fair value measurements, based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date, as follows:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Financial Assets and Liabilities

The Company has estimated the fair value of its financial instruments as of March 31, 2016 and December 31, 2015 using available market information or other appropriate valuation methodologies. Considerable judgment, however, is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented in the accompanying condensed consolidated financial statements are not necessarily indicative of the amounts the Company would realize in a current market exchange.

The carrying amounts of cash and cash equivalents, receivables, payables and other current assets and liabilities approximate fair value because of the short maturity of those instruments.

The interest rate derivative instruments are valued using a present value calculation based on an implied forward LIBOR curve (adjusted for Charter Operating’s or counterparties’ credit risk). The weighted average pay rate for the Company’s currently effective interest rate derivative instruments was 1.61% at March 31, 2016 and December 31, 2015 (exclusive of applicable spreads).

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

The Company's financial instruments that are accounted for at fair value on a recurring basis are presented in the table below.

	March 31, 2016			December 31, 2015
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Liabilities
Interest rate derivatives	$—	$16	$—	$—	$13	$—

A summary of the carrying value and fair value of the Company’s debt at March 31, 2016 and December 31, 2015 is as follows:

	March 31, 2016		December 31, 2015
	Carrying Value	Fair Value	Carrying Value	Fair Value
Debt
Senior notes	$12,130	$12,570	$10,443	$10,718
Credit facilities	$3,216	$3,241	$3,502	$3,500

The estimated fair value of the Company’s senior notes at March 31, 2016 and December 31, 2015 is based on quoted market prices in active markets and is classified within Level 1 of the valuation hierarchy, while the estimated fair value of the Company's credit facilities is based on quoted market prices in inactive markets and is classified within Level 2.

Nonfinancial Assets and Liabilities

The Company’s nonfinancial assets such as franchises, property, plant, and equipment, and other intangible assets are not measured at fair value on a recurring basis; however they are subject to fair value adjustments in certain circumstances, such as when there is evidence that an impairment may exist.  No impairments were recorded during the three months ended March 31, 2016 and 2015.

9.     Operating Costs and Expenses

Operating costs and expenses, exclusive of items shown separately in the condensed consolidated statements of operations, consist of the following for the periods presented:

	Three Months Ended March 31,
	2016	2015
Programming	$703	$666
Franchise, regulatory and connectivity	112	107
Costs to service customers	421	423
Marketing	162	151
Transition costs	21	21
Other	252	213

	$1,671	$1,581

Programming costs consist primarily of costs paid to programmers for basic, premium, digital, video on demand, and pay-per-view programming. Franchise, regulatory and connectivity costs represent payments to franchise and regulatory authorities and costs directly related to providing video, Internet and voice services. Costs to service customers include costs related to field operations, network operations and customer care for the Company's residential and small and medium business customers including internal and third party labor for installations, service and repairs, maintenance, billing and collection, occupancy and vehicle

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

costs. Marketing costs represents the costs of marketing to our current and potential commercial and residential customers including labor costs. Transition costs represent incremental costs incurred to increase the scale of the Company's business as a result of the TWC Transaction and Bright House Transaction. See Note 2 for additional information. Other includes bad debt expense, corporate overhead, advertising sales expenses, costs associated with the Company's enterprise business customers, property tax and insurance and stock compensation expense, among others.

10.     Other Operating Expenses, Net

Other operating expenses, net consist of the following for the periods presented:

	Three Months Ended March 31,
	2016	2015

Merger and acquisition costs	$14	$13
Special charges, net	4	2
Loss on sale of assets, net	—	3

	$18	$18

Merger and acquisition costs

Merger and acquisition costs represents costs incurred in connection with merger and acquisition transactions, such as advisory, legal and accounting fees, among others.

Special charges, net

Special charges, net, primarily includes severance charges and net amounts of litigation settlements.

Loss on sale of assets, net

Loss on sale of assets, net, represents the net loss recognized on the sales and disposals of fixed assets and cable systems.

11.    Income Taxes

CCO Holdings is a single member limited liability company not subject to income tax. CCO Holdings holds all operations through indirect subsidiaries. The majority of these indirect subsidiaries are limited liability companies that are not subject to income tax. Certain indirect subsidiaries are taxed as corporations, subject to federal and state tax. The Company does not have a formal tax sharing agreement between the indirect parent company, Charter, and its subsidiaries that file as part of Charter’s consolidated tax return. CCO Holdings’ tax provision reflects the tax provision of the entities required to file separate returns.

For the three months ended March 31, 2016 and 2015, the Company recorded zero and $1 million of income tax expense, respectively. Income tax benefit (expense) is recognized primarily through decreases (increases) in deferred tax liabilities, as well as through current federal and state income tax expense.

In determining the Company’s tax provision for financial reporting purposes, the Company establishes a reserve for uncertain tax positions unless such positions are determined to be “more likely than not” of being sustained upon examination, based on their technical merits. There is considerable judgment involved in making such a determination.  The Company did not have any unrecognized tax benefits as of March 31, 2016 and December 31, 2015.

No tax years for Charter, the Company's indirect parent company, for income tax purposes, are currently under examination by the IRS.  Tax years ending 2012 through 2015 remain subject to examination and assessment. Years prior to 2012 remain open solely for purposes of examination of Charter’s loss and credit carryforwards.

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

12.     Related Party Transactions

On May 23, 2015, in connection with the execution of the Merger Agreement and the amendment of the Contribution Agreement, Charter entered into the Amended and Restated Stockholders Agreement with Liberty Broadband, A/N and New Charter (the “Stockholders Agreement”). The Stockholders Agreement replaced Charter’s existing stockholders agreement with Liberty Broadband, dated September 29, 2014, and superseded the amended and restated stockholders agreement among Charter, New Charter, Liberty Broadband and A/N, dated March 31, 2015.

Under the terms of the Stockholders Agreement, the number of New Charter directors is fixed at 13, and includes New Charter’s chief executive officer. Upon the closing of the Bright House Transaction, two designees selected by A/N and three designees selected by Liberty Broadband became members of the board of directors of New Charter. The remaining eight directors (other than the chief executive officer, who became chairman of the board) are independent directors and were selected by the nominating committee of the New Charter board by the approval of both a majority of the nominating committee and a majority of the directors that were not appointed by either A/N or Liberty Broadband. Each of A/N and Liberty Broadband nominated at least one director to each of the committees of the Charter board of directors, subject to applicable stock exchange listing rules and certain specified voting or equity ownership thresholds for each of A/N and Liberty Broadband, and provided that the nominating and compensation committees has at least a majority of directors independent from A/N, Liberty Broadband and New Charter (referred to as the “unaffiliated directors”). The nominating committee is comprised of three unaffiliated directors, and one designee of each of A/N and Liberty Broadband. A/N and Liberty Broadband also has certain other committee designation and other governance rights. Mr. Thomas Rutledge, the Company's Chief Executive Officer ("CEO"), was offered the positions of CEO and chairman of New Charter.

The Company is aware that Dr. John Malone, a member of Charter's board of directors, may be deemed to have a 36.8% voting interest in Liberty Interactive Corp. (“Liberty Interactive”) and is Chairman of the board of directors, an executive officer position, of Liberty Interactive. Liberty Interactive owns 38.0% of the common stock of HSN, Inc. (“HSN”) and has the right to elect 20% of the board members of HSN. Liberty Interactive wholly owns QVC, Inc (“QVC”). The Company has programming relationships with HSN and QVC which pre-date the transaction with Liberty Media. For the each of three months ended March 31, 2016 and 2015, the Company recorded payments in aggregate of approximately $4 million and $3 million, respectively, from HSN and QVC as part of channel carriage fees and revenue sharing arrangements for home shopping sales made to customers in the Company's footprint.

Dr. Malone also serves on the board of directors of Discovery Communications, Inc., (“Discovery”) and the Company is aware that Dr. Malone owns 4.9% in the aggregate of the common stock of Discovery and has a 28.6% voting interest in Discovery for the election of directors. In addition, Dr. Malone owns approximately 10.8% in the aggregate of the common stock of Starz and has 47.2% of the voting power. Mr. Gregory Maffei, a member of Charter's board of directors, is a non-executive Chairman of the board of Starz. The Company purchases programming from both Discovery and Starz pursuant to agreements entered into prior to Dr. Malone and Mr. Maffei joining Charter's board of directors. Based on publicly available information, the Company does not believe that either Discovery or Starz would currently be considered related parties. The amounts paid in aggregate to Discovery and Starz represent less than 3% of total operating costs and expenses for the three months ended March 31, 2016 and 2015.

13.     Contingencies

In 2014, following an announcement by Comcast Corporation ("Comcast") and TWC of their intent to merge,  Breffni Barrett and others filed suit in the Supreme Court of the State of New York for the County of New York against Comcast, TWC and their respective officers and directors.  Later five similar class actions were consolidated with this matter (the “NY Actions”). The NY Actions were settled in July 2014, however, such settlement was terminated following the termination of the Comcast and TWC merger in April 2015.  In May 2015, Charter and TWC announced their intent to merge.  Subsequently, the parties in the NY Actions filed a Second Consolidated Class Action Complaint (the “Second Amended Complaint”), removing Comcast and Tango Acquisition Sub, Inc. as defendants and naming TWC, the members of the TWC board of directors, Charter and the merger subsidiaries as defendants. The Second Amended Complaint generally alleges, among other things, that the members of the TWC board of directors breached their fiduciary duties to TWC stockholders during the Charter merger negotiations and by entering into the merger agreement and approving the mergers, and that Charter and its subsidiaries aided and abetted such breaches of fiduciary duties. The complaint sought, among other relief, injunctive relief enjoining the stockholder vote on the mergers, unspecified declaratory and equitable relief, compensatory damages in an unspecified amount, and costs and attorneys’ fees.

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

In September 2015, the parties entered into a memorandum of understanding (“MOU”) to settle the action. Pursuant to the MOU, the defendants issued certain supplemental disclosures relating to the mergers on a Form 8-K, and plaintiffs agreed to release with prejudice all claims that could have been asserted against defendants in connection with the mergers. The settlement is conditioned on, among other things, consummation of the transactions between TWC and Charter, and must be approved by the New York Supreme Court. In the event that the New York Supreme Court does not approve the settlement, the defendants intend to vigorously defend against any further litigation.

In August 2015, a purported stockholder of Charter filed a lawsuit in the Delaware Court of Chancery, on behalf of a putative class of Charter stockholders, challenging the transactions between Charter, TWC, A/N, and Liberty Broadband announced by Charter on May 26, 2015 (collectively, the “Transactions”). The lawsuit names as defendants Liberty Broadband, Charter, the board of directors of Charter, and New Charter. Plaintiff alleged that the Transactions improperly benefit Liberty Broadband at the expense of other Charter shareholders, and that Charter issued a false and misleading proxy statement in connection with the Transactions.  Plaintiff requested, among other things, that the Delaware Court of Chancery enjoin the September 21, 2015 special meeting of Charter stockholders at which Charter stockholders were asked to vote on the Transactions until the defendants disclosed certain information relating to Charter and the Transactions. The disclosures demanded by the plaintiff included (i) certain unlevered free cash flow projections for Charter and (ii) a Form of Proxy and Right of First Refusal Agreement (“Proxy”) by and among Liberty Broadband, A/N, Charter and New Charter, which was referenced in the description of the Second Amended and Restated Stockholders Agreement, dated May 23, 2015, among Charter, New Charter, Liberty Broadband and A/N. On September 9, 2015, Charter issued supplemental disclosures containing unlevered free cash flow projections for Charter. In return, the plaintiff agreed its disclosure claims were moot and withdrew its application to enjoin the Charter stockholder vote on the Transactions. Charter has not yet responded to this suit but intends to deny any liability, believes that it has substantial defenses, and intends to vigorously defend this suit.

The Company and its parent companies are defendants or co-defendants in several lawsuits involving alleged infringement of various patents relating to various aspects of its businesses. Other industry participants are also defendants in certain of these cases. In the event that a court ultimately determines that the Company and its parent companies infringe on any intellectual property rights, the Company may be subject to substantial damages and/or an injunction that could require the Company or its vendors to modify certain products and services the Company offers to its subscribers, as well as negotiate royalty or license agreements with respect to the patents at issue. While the Company Company and its parent companies believe the lawsuits are without merit and intend to defend the actions vigorously, no assurance can be given that any adverse outcome would not be material to the Company's consolidated financial condition, results of operations, or liquidity. The Company cannot predict the outcome of any such claims nor can it reasonably estimate a range of possible loss.

The Company and its parent companies are party to lawsuits and claims that arise in the ordinary course of conducting its business, including lawsuits claiming violation of wage and hour laws. The ultimate outcome of these other legal matters pending against the Company and its parent companies cannot be predicted, and although such lawsuits and claims are not expected individually to have a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity, such lawsuits could have, in the aggregate, a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity. Whether or not the Company and its parent companies ultimately prevails in any particular lawsuit or claim, litigation can be time consuming and costly and injure the Company's and its parent companies' reputation.

14.     Stock Compensation Plans

Charter’s 2009 Stock Incentive Plan provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, dividend equivalent rights, performance units and performance shares, share awards, phantom stock, restricted stock units and restricted stock.  Directors, officers and other employees of the Company and its subsidiaries, as well as others performing consulting services for the Company, are eligible for grants under the 2009 Stock Incentive Plan.

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

Charter granted the following equity awards for the periods presented.

	Three Months Ended March 31,
	2016	2015

Stock options	972,800	1,238,900
Restricted stock	—	—
Restricted stock units	274,700	145,500

Stock options granted prior to 2014 generally vest annually over three or four years from either the grant date or delayed vesting commencement dates. Stock options generally expire ten years from the grant date. Restricted stock vests annually over a one to four-year period beginning from the date of grant. Certain stock options and restricted stock vest based on achievement of stock price hurdles. Restricted stock units have no voting rights, and restricted stock units granted prior to 2014 vest ratably over three or four years from either the grant date or delayed vesting commencement dates. Beginning in 2014, stock options and restricted stock units granted cliff vest over three years.

As of March 31, 2016, total unrecognized compensation remaining to be recognized in future periods totaled $119 million for stock options, $0.3 million for restricted stock and $70 million for restricted stock units and the weighted average period over which they are expected to be recognized is 2 years for stock options, 1 month for restricted stock and 2 years for restricted stock units.

The Company recorded $24 million and $19 million of stock compensation expense for the three months ended March 31, 2016 and 2015, respectively, which is included in operating costs and expenses.

15.     Consolidating Schedules

The accompanying condensed consolidating financial information has been prepared and presented pursuant to SEC Regulation S-X Rule 3-10, Financial Statements of Guarantors and Affiliates Whose Securities Collateralize an Issue Registered or Being Registered. This information is not intended to present the financial position, results of operations and cash flows of the individual companies or groups of companies in accordance with generally accepted accounting principles.

The CCO Holdings notes are obligations of CCO Holdings. However, the CCO Holdings notes are also jointly, severally, fully and unconditionally guaranteed on an unsecured senior basis by Charter.  Such guarantee was released upon completion of the TWC Transaction.

The Charter Operating and Restricted Subsidiaries column is presented as a requirement pursuant to the terms of Charter Operating’s Amended and Restated Credit Agreement dated April 11, 2012 (the “Credit Agreement”). The Unrestricted Subsidiary column consists of CCO Safari which is a Non-Recourse Subsidiary under the Credit Agreement and that held the Term G Loans. The Term G Loans were also repaid in April 2015 upon the termination of the transaction with Comcast.

Condensed consolidating financial statements as of March 31, 2016 and December 31, 2015 and for the three months ended March 31, 2016 and 2015 follow.

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

CCO Holdings, LLC and Subsidiaries
Condensed Consolidating Balance Sheets
As of March 31, 2016

	CCO Holdings	Charter Operating and Restricted Subsidiaries	Eliminations	CCO Holdings Consolidated
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,211	$61	$—	$1,272
Accounts receivable, net	—	239	—	239
Receivables from related party	6	—	(6)	—
Prepaid expenses and other current assets	—	73	—	73
Total current assets	1,217	373	(6)	1,584

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	—	8,267	—	8,267
Franchises	—	6,006	—	6,006
Customer relationships, net	—	800	—	800
Goodwill	—	1,168	—	1,168
Total investment in cable properties, net	—	16,241	—	16,241

INVESTMENT IN SUBSIDIARIES	11,320	—	(11,320)	—
LOANS RECEIVABLE – RELATED PARTY	1,172	804	(968)	1,008
OTHER NONCURRENT ASSETS	—	113	—	113

Total assets	$13,709	$17,531	$(12,294)	$18,946

LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$172	$1,281	$—	$1,453
Payables to related party	—	328	(6)	322
Total current liabilities	172	1,609	(6)	1,775

LONG-TERM DEBT	12,130	3,216	—	15,346
LOANS PAYABLE – RELATED PARTY	—	1,309	(968)	341
DEFERRED INCOME TAXES	—	28	—	28
OTHER LONG-TERM LIABILITIES	—	49	—	49
MEMBER'S EQUITY	1,407	11,320	(11,320)	1,407

Total liabilities and member's equity	$13,709	$17,531	$(12,294)	$18,946

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

CCO Holdings, LLC and Subsidiaries
Condensed Consolidating Balance Sheets
As of December 31, 2015

	CCO Holdings	Charter Operating and Restricted Subsidiaries	Eliminations	CCO Holdings Consolidated
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$—	$5	$—	$5
Accounts receivable, net	—	264	—	264
Receivables from related party	14	—	(14)	—
Prepaid expenses and other current assets	—	55	—	55
Total current assets	14	324	(14)	324

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	—	8,317	—	8,317
Franchises	—	6,006	—	6,006
Customer relationships, net	—	856	—	856
Goodwill	—	1,168	—	1,168
Total investment in cable properties, net	—	16,347	—	16,347

INVESTMENT IN SUBSIDIARIES	11,303	—	(11,303)	—
LOANS RECEIVABLE – RELATED PARTY	613	563	(483)	693
OTHER NONCURRENT ASSETS	—	116	—	116

Total assets	$11,930	$17,350	$(11,800)	$17,480

LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$165	$1,311	$—	$1,476
Payables to related party	—	345	(14)	331
Total current liabilities	165	1,656	(14)	1,807

LONG-TERM DEBT	10,443	3,502	—	13,945
LOANS PAYABLE – RELATED PARTY	—	816	(483)	333
DEFERRED INCOME TAXES	—	28	—	28
OTHER LONG-TERM LIABILITIES	—	45	—	45
MEMBER'S EQUITY	1,322	11,303	(11,303)	1,322

Total liabilities and member's equity	$11,930	$17,350	$(11,800)	$17,480

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

CCO Holdings, LLC and Subsidiaries
Condensed Consolidating Statements of Operations
For the three months ended March 31, 2016

	CCO Holdings	Charter Operating and Restricted Subsidiaries	Eliminations	CCO Holdings Consolidated

REVENUES	$—	$2,530	$—	$2,530

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	—	1,671	—	1,671
Depreciation and amortization	—	539	—	539
Other operating expenses, net	—	18	—	18

	—	2,228	—	2,228

Income from operations	—	302	—	302

OTHER INCOME (EXPENSES):
Interest expense, net	(165)	(35)	—	(200)
Loss on derivative instruments, net	—	(5)	—	(5)
Equity in income of subsidiaries	262	—	(262)	—

	97	(40)	(262)	(205)

Income before income taxes	97	262	(262)	97

INCOME TAX EXPENSE	—	—	—	—

Net income	$97	$262	$(262)	$97

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

CCO Holdings, LLC and Subsidiaries
Condensed Consolidating Statements of Operations
For the three months ended March 31, 2015

	CCO Holdings	Charter Operating and Restricted Subsidiaries	Unrestricted Subsidiary - CCO Safari	Eliminations	CCO Holdings Consolidated

REVENUES	$—	$2,362	$—	$—	$2,362

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	—	1,581	—	—	1,581
Depreciation and amortization	—	514	—	—	514
Other operating expenses, net	—	18	—	—	18

	—	2,113	—	—	2,113

Income from operations	—	249	—	—	249

OTHER INCOME (EXPENSES):
Interest expense, net	(166)	(40)	(36)	—	(242)
Loss on derivative instruments, net	—	(6)	—	—	(6)
Equity in income (loss) of subsidiaries	156	(36)	—	(120)	—

	(10)	(82)	(36)	(120)	(248)

Income (loss) before income taxes	(10)	167	(36)	(120)	1

INCOME TAX EXPENSE	—	(1)	—	—	(1)

Consolidated net income (loss)	(10)	166	(36)	(120)	—

Less: Noncontrolling interest	—	(10)	—	—	(10)

Net income (loss)	$(10)	$156	$(36)	$(120)	$(10)

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

CCO Holdings, LLC and Subsidiaries
Condensed Consolidating Statements of Comprehensive Income (Loss)
For the three months ended March 31, 2016

	CCO Holdings	Charter Operating and Restricted Subsidiaries	Eliminations	CCO Holdings Consolidated

Net income	$97	$262	$(262)	$97
Net impact of interest rate derivative instruments, net of tax	2	2	(2)	2

Comprehensive income	$99	$264	$(264)	$99

CCO Holdings, LLC and Subsidiaries
Condensed Consolidating Statements of Comprehensive Income (Loss)
For the three months ended March 31, 2015

	CCO Holdings	Charter Operating and Restricted Subsidiaries	Unrestricted Subsidiary - CCO Safari	Eliminations	CCO Holdings Consolidated

Consolidated net income (loss)	$(10)	$166	$(36)	$(120)	$—
Net impact of interest rate derivative instruments, net of tax	3	3	—	(3)	3

Comprehensive income (loss)	$(7)	$169	$(36)	$(123)	$3

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

CCO Holdings, LLC and Subsidiaries
Condensed Consolidating Statements of Cash Flows
For the three months ended March 31, 2016

	CCO Holdings	Charter Operating and Restricted Subsidiaries	Eliminations	CCO Holdings Consolidated

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$97	$262	$(262)	$97
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	—	539	—	539
Noncash interest expense	4	3	—	7
Loss on derivative instruments, net	—	5	—	5
Equity in income of subsidiaries	(262)	—	262	—
Other, net	—	24	—	24
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	—	26	—	26
Prepaid expenses and other assets	—	(18)	—	(18)
Accounts payable, accrued liabilities and other	9	25	—	34
Receivables from and payables to related party	(6)	(27)	—	(33)

Net cash flows from operating activities	(158)	839	—	681

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	—	(429)	—	(429)
Change in accrued expenses related to capital expenditures	—	(56)	—	(56)
Distributions from subsidiaries	246	—	(246)	—
Other, net	—	(2)	—	(2)

Net cash flows from investing activities	246	(487)	(246)	(487)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	1,700	439	—	2,139
Repayments of long-term debt	—	(727)	—	(727)
Loans to related parties, net	(546)	238	—	(308)
Payments for debt issuance costs	(17)	—	—	(17)
Distributions to parent	(14)	(246)	246	(14)

Net cash flows from financing activities	1,123	(296)	246	1,073

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,211	56	—	1,267
CASH AND CASH EQUIVALENTS, beginning of period	—	5	—	5

CASH AND CASH EQUIVALENTS, end of period	$1,211	$61	$—	$1,272

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

CCO Holdings, LLC and Subsidiaries
Condensed Consolidating Statements of Cash Flows
For the three months ended March 31, 2015

	CCO Holdings	Charter Operating and Restricted Subsidiaries	Unrestricted Subsidiary - CCO Safari	Eliminations	CCO Holdings Consolidated

CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$(10)	$166	$(36)	$(120)	$—
Adjustments to reconcile consolidated net income (loss) to net cash flows from operating activities:
Depreciation and amortization	—	514	—	—	514
Noncash interest expense	4	4	—	—	8
Loss on derivative instruments, net	—	6	—	—	6
Equity in (income) loss of subsidiaries	(156)	36	—	120	—
Other, net	—	21	—	—	21
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	—	28	—	—	28
Prepaid expenses and other assets	—	(26)	—	—	(26)
Accounts payable, accrued liabilities and other	(23)	8	—	—	(15)
Receivables from and payables to related party	(3)	(3)	—	—	(6)

Net cash flows from operating activities	(188)	754	(36)	—	530

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	—	(351)	—	—	(351)
Change in accrued expenses related to capital expenditures	—	(76)	—	—	(76)
Contribution to subsidiary	—	(36)	—	36	—
Distributions from subsidiaries	202	—	—	(202)	—
Other, net	—	(13)	—	—	(13)

Net cash flows from investing activities	202	(476)	—	(166)	(440)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	—	332	—	—	332
Repayments of long-term debt	—	(392)	—	—	(392)
Loans to related parties, net	(2)	—	—	—	(2)
Contributions from parent	—	—	36	(36)	—
Distributions to parent	(12)	(202)	—	202	(12)

Net cash flows from financing activities	(14)	(262)	36	166	(74)

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	16	—	—	16
CASH AND CASH EQUIVALENTS, beginning of period	—	—	—	—	—

CASH AND CASH EQUIVALENTS, end of period	$—	$16	$—	$—	$16

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

16.     Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"), which is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under U.S. GAAP.  The new standard provides a single principles-based, five-step model to be applied to all contracts with customers, which steps are to (1) identify the contract(s) with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when each performance obligation is satisfied. More specifically, revenue will be recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.  ASU 2014-09 will be effective, reflecting the one-year deferral, for interim and annual periods beginning after December 15, 2017 (January 1, 2018 for the Company).  Early adoption of the standard is permitted but not before the original effective date. Companies can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is currently in the process of evaluating the impact that the adoption of ASU 2014-09 will have on its consolidated financial statements and the selected method of transition to the new standard.

In April 2015, the FASB issued ASU No. 2015-05, Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement ("ASU 2015-05"), which provides guidance in determining whether fees for purchasing cloud computing services (or hosted software solutions) are considered internal-use software or should be considered a service contract.  The cloud computing agreement that includes a software license should be accounted for in the same manner as internal-use software if customer has contractual right to take possession of the software during the hosting period without significant penalty and it is feasible to either run the software on customer’s hardware or contract with another vendor to host the software. Arrangements that don’t meet the requirements for internal-use software should be accounted for as a service contract. ASU 2015-05 was effective for interim and annual periods beginning after December 15, 2015 (January 1, 2016 for the Company).  The adoption of ASU 2015-05 did not have a material impact on the Company's financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”), which requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. Lessees are allowed to account for short-term leases (i.e., leases with a term of 12 months or less) off-balance sheet, consistent with current operating lease accounting. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. ASU 2016-02 will be effective for interim and annual periods beginning after December 15, 2018 (January 1, 2019 for the Company). Early adoption is permitted. The new standard requires a modified retrospective transition through a cumulative-effect adjustment as of the beginning of the earliest period presented in the financial statements. The Company is currently in the process of evaluating the impact that the adoption of ASU 2016-02 will have on its consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which includes multiple provisions intended to simplify various aspects of the accounting for share-based payments. The new standard (1) requires all excess tax benefits and deficiencies to be recognized as income tax expense or benefit in the income statement in the period in which they occur regardless of whether the benefit reduces taxes payable in the current period, (2) requires classification of excess tax benefits cash flows as an operating activity, (3) allows an entity to make an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures when they occur and (4) causes the threshold under which employee share-based awards partially settled in cash can qualify for equity classification to increase to the maximum statutory tax rates in the applicable jurisdiction. ASU 2016-09 will be effective for interim and annual periods after December 15, 2016 (January 1, 2017 for the Company). Early adoption of the standard is permitted but requires adoption of all provisions included in the amendment in the same period. The new standard generally requires a modified retrospective transition through a cumulative-effect adjustment as of the beginning of the period of adoption, with certain provisions requiring either a prospective or retrospective transition. The Company is currently in the process of evaluating the impact that the adoption of ASU 2016-09 will have on its consolidated financial statements.

17.     Subsequent Events

In April 2016, CCO Holdings and CCO Holdings Capital Corp. closed on transactions in which they issued $1.5 billion aggregate principal amount of 5.50% senior notes due 2026 (the "2026 Notes") at a price of 100.075% of the aggregate principal amount. The net proceeds, along with the net proceeds from the issuance of the 2024 Notes (see Note 5), were used to redeem CCO Holdings’

CCO HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except where indicated)

7.000% senior notes due 2019, 7.375% senior notes due 2020, 6.500% senior notes due 2021 and pay related fees and expenses and for general corporate purposes.

In connection with the closing of the TWC Transaction, Charter Operating replaced its existing revolving facility with a new $3.0 billion senior secured revolving facility under the Credit Agreement. In connection with the closing of the Bright House Transaction, Charter Operating closed on a $2.6 billion aggregate principal amount term loan A-2 facility ("Term Loan A-2") pursuant to the terms of the Credit Agreement. Pricing on Term Loan A-2 was set at LIBOR plus 2%.